                             DATAMARK HOLDING, INC.
                            448 E. 6400 S., SUITE 400
                           SALT LAKE CITY, UTAH 84107

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 21, 1997

TO THE STOCKHOLDERS:

        You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of DataMark Holding, Inc. (the "Company"), which will be held at the Company's offices at 448 E. 6400 S., Suite 400, Salt Lake City, Utah, on Friday, November 21, 1997, at 10:00 a.m.
Mountain time, to consider and act upon the following matters;

        1.     The election of six directors;

        2. To consider and vote upon a proposal to approve the Amended and Restated DataMark Holding, Inc. Stock Incentive Plan (formerly the Omnibus Stock Option Plan);

        3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending June 30, 1998; and

        4. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

        Only holders of record of Common Stock of the Company at the close of business on September 30, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                 By Order of the Board of Directors



                                 James D. Egide
                                 Chairman of the Board

                             DATAMARK HOLDING, INC.

                               -------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 21, 1997


        This Proxy Statement is furnished in connection with the solicitation of proxies ("Proxies") by the Board of Directors of DataMark Holding, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Company's offices at 448 E. 6400 S., Suite 400, Salt Lake City, Utah, on Friday, November 21, 1997, at 10:00 a.m. Mountain time. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

        All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted as specified by the stockholder, or, if no vote is indicated, the Proxy will be voted in favor of the proposals described in this Proxy Statement. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

        The cost of the Annual Meeting, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may, in addition, use the services of its directors, officers and employees to solicit Proxies, personally or by telephone, but at no additional salary or compensation. The Company also requests banks, brokers and others who hold Common Stock of the Company in nominee names to distribute annual reports and Proxy soliciting materials to beneficial owners and shall reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

        The Company's principal executive offices are located at 448 East 6400 S., Suite 400, Salt Lake City, Utah 84107. This Proxy Statement and the accompanying Proxy were first mailed to stockholders on or about October 27, 1997.

                        VOTING RIGHTS AND VOTES REQUIRED

        The close of business on September 30, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. As of the record date, the Company had outstanding 8,560,932 shares of common stock, par value $0.0001 per share (the "Common Stock"), the only outstanding voting security of the Company. As of the record date, the Company had approximately 674 stockholders of record. A stockholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting.

        A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

        All shares represented by the accompanying Proxy, if the Proxy is properly executed and returned, will be voted as specified by the stockholder, or, if no vote is indicated, the Proxy will be voted FOR the nominees for director, FOR the ratification of the selection of Arthur Andersen LLP as independent public accountants for the Company, and FOR the proposal to approve the Amended and Restated DataMark Holding, Inc. Stock Incentive Plan (the "Incentive Plan"). As to any other matter of business which may properly be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment and discretion of the person or persons voting the same, although management does not presently know of any such other matter of business. Votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of shares and abstentions will not be treated as votes cast or as shares present or represented and will reduce the absolute number (although not the percentage) of affirmative votes needed for approval.

        In the election of directors, the six candidates receiving the highest number of votes at the Annual Meeting will be elected as directors. In order to approve the ratification of the selection of Arthur Andersen LLP as independent public accountants of the Company and to approve the Incentive Plan, the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy and properly voting at the Annual Meeting will be required.

        In the event that the votes necessary to approve any of the foregoing proposals have not been obtained by the date of the Annual Meeting or a quorum is not present at the Meeting, the Chairman of the Meeting may, in his discretion, adjourn the Annual Meeting from time-to-time to permit the solicitation of additional Proxies by the Board of Directors.

                        DIRECTORS AND EXECUTIVE OFFICERS

        The stockholders are being asked to elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Proxies will be voted in favor of the nominees unless otherwise specifically instructed. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence the Proxies will be voted for such substitute, if any, as the Board of Directors may designate. The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors; votes withheld and broker non-votes have no legal effect.

        The following table sets forth certain information with respect to each director, nominee and executive officer of the Company as of October 27, 1997:

          Name              Age                 Position
          ----              ---                 --------
James D. Egide*              63     Director and Chairman
Stanton D. Jones             39     Director and President of
                                      WorldNow Online Network
Mitchell L. Edwards          38     Director, Executive Vice President
                                      and Secretary
J. Henry Smith               34     Director, Chief Technical Officer
                                      of WorldNow Online Network
C. Scott Stone*              35     Director
Kenneth M. Woolley*          51     Director
Terry R. Haas                48     Nominee for Director
James A. Kizer               38     Senior Vice President and
                                      Chief Operating Officer WorldNow
                                      Online Network
Michael D. Bard              50     Chief Financial Officer
Chad L. Evans                44     Chief Executive Officer of
                                    DataMark Systems
Arthur E. Benjamin           50     President of DataMark Systems

*Serves on compensation and audit committees.

        NOMINEES FOR DIRECTOR. The following individuals have been nominated by the Board of Directors of the Company to stand for election at the Annual
Meeting:

James D. Egide:  Director and Chairman

        Mr. Egide was appointed as a Director of the Company in January 1995 and Chairman in September 1997. Since 1990, Mr. Egide has primarily been involved in managing his personal investments, including multiple international and national business enterprises. In 1978 he co-founded Carme, a public company, and served as CEO and Chairman of the Board until 1989 when it was sold.

Stanton D. Jones:  Director and President of WorldNow Online Network, Inc.

        Mr. Jones joined the Company and became a Director in April 1996. Prior to joining the Company, Mr. Jones was Vice President and General Sales Manager of KSTU-TV, a television station in Salt Lake City owned and operated by Fox Television Stations, Inc. from 1993 to 1996. Prior to joining Fox, Mr. Jones was Vice-President, National Sales Manager for the Katz Media Group where he was responsible for their West Coast operations including 25 television stations and 6 media sales offices. Mr. Jones held various management and sales positions for Katz in Los Angeles, San Francisco and New York City from 1981 to 1993. Mr. Jones received a bachelors degree in communications with an emphasis in media sales management from Brigham Young University.

Mitchell L. Edwards:  Director and Executive Vice President / Finance and Legal

        Mr. Edwards has been Executive Vice President of the Company since June 1997 and was appointed as a Director in September 1997. From 1995 until joining the Company, Mr. Edwards was Managing Director of Law and Business Counselors, a mergers & acquisitions and corporate finance consulting firm with offices in California and Utah, and prior to that was a Partner in the law firm of Brobeck, Phleger & Harrison in Los Angeles. Mr. Edwards' practice for over 12 years has specialized in mergers & acquisitions, corporate finance, public offerings, venture capital and other transactions for high technology and emerging growth companies throughout the country. Mr. Edwards received a J.D. from Stanford Law School, a B.A/M.A. in International Business Law from Oxford University (Marshall Scholar), and a B.A. in Economics from Brigham Young University (Valedictorian).

J. Henry Smith: Director and Chief Technical Officer of
                WorldNow Online Network, Inc.

        Mr. Smith has joined the Company and has been a Director since January 1997. Mr. Smith has over 15 years of computer industry experience in management capacity including high level online technology development. In 1991, he founded A&S Technologies/SISNA, Inc. This company was acquired by the Company in January 1997. Prior to A&S Technologies, Inc., Mr. Smith performed all engineering functions for ValCom of Salt Lake City. Mr. Smith has also engineered solutions for Hercules, Inc., Intermountain Health Care, and various other organizations. Mr. Smith graduated from the University of Utah with a degree in engineering and has completed eight years of graduate work.

Kenneth M. Woolley: Director

        Mr. Woolley has been a founder and director of several companies. Mr. Woolley served on the Board of Directors of Megahertz Holding Corporation, the leading manufacturer of fax/modems for laptop and notebook computers until February 1995. Prior to the merger of Megahertz and VyStar Group, Inc. in June 1993 Mr. Woolley had served as President of the parent company. Since 1979, Mr. Woolley has been a principal in Extra Space Management, Inc. and Extra Space Storage, privately held companies engaged in the ownership and management of mini-storage facilities. Since 1989, Mr. Woolley has been a partner in D.K.S. Associates, and since 1990 a director and executive officer of Realty Management, Inc., privately held companies engaged in the ownership and management of apartments, primarily in Las Vegas, Nevada. Mr. Woolley is a director of Cirque Corporation. Mr. Woolley also serves as an associate professor of business management at Brigham Young University. Mr. Woolley holds a B.A. in Physics from Brigham Young University, an M.B.A. and Ph.D. in Business Administration from the Stanford University Graduate School of Business.

Terry R. Haas: Nominee for Director

        Mr. Haas has been nominated to serve on the Board of Directors of the Company as of the date of the Annual Meeting. Since August 1990, Mr. Haas has served as President and Chief Executive Officer of Innovus Corporation, a publicly held multimedia software company. Prior to joining Innovus, Mr. Haas was Vice President Channel Sales & Marketing of Novell, Inc. from 1994 until 1996, where among other accomplishments he led the integration of the Novell and WordPerfect channel sales and marketing personnel and programs. From 1993 until joining Novell, he was Principal, Channel Marketing Consultant for Paratechnology, Inc., working with major high technology and software companies developing strategies and plans for marketing and distributing new products. From 1987 until 1993, Mr. Haas held various positions at Novell, including Director of North American Distributor Sales. Mr. Haas earned a M.B.A. in Finance from DePaul University, and a B.S. in Biology/Chemistry from Western Michigan University.

        EXECUTIVE OFFICERS. The following individuals are the executive officers of the Company and its wholly owned subsidiaries:

James A. Kizer: Senior Vice President and Chief Operating Officer of WorldNow
                Online Network, Inc.

        Prior to joining the Company in 1997, Mr. Kizer was Executive Vice President and Chief Operating Officer of Federal Broadcasting. From January 1993 until April 1994, he was Vice President/General Manager of WSTM-TV in Syracuse, New York. Prior to working at WSTM he was Vice President/General Manager of WLUC-TV in Marquette, Michigan beginning January 1988. Mr. Kizer received his Bachelor of Arts degree from the University of Florida in 1982.

Michael D. Bard:  Chief Financial Officer

        Mr. Bard joined the Company in September 1996. Mr. Bard was the Controller for ARD, Inc., a professional services corporation located in Burlington, Vermont from 1991 to 1996. Prior to joining ARD, Inc., Mr. Bard was Senior Vice President, Controller for CACI, Inc. International, an information technology company located in Fairfax, Virginia from 1976 to 1991. Mr. Bard is a certified public accountant and holds a bachelors degree in accounting.

Chad L. Evans:  Chief Executive Officer of DataMark Systems, Inc.

        Mr. Evans is Chief Executive Officer and Chairman of the Board of DataMark Systems, Inc., and was instrumental in the start-up, operation and growth of the Company. Mr. Evans has extensive experience in direct response advertising strategies and methodologies on a local, regional and national basis. Mr. Evans has also served as an officer and director of several other successful firms. He served as Chief Executive Officer of Mountainwest Technology, Inc. and its subsidiary Mountainwest Junior College. He currently serves as a Director for Utah Industries for the Blind.

Arthur E. Benjamin:  President of DataMark Systems, Inc.

        Prior to joining the Company in January 1995, Mr. Benjamin was President of Watterson College since 1994, in addition to serving as CEO of MCS Technologies, Inc., a company engaged in vocational training since 1993, and Senior Vice President/Marketing of Rhodes Group, a company engaged in vocational training since 1989, President, Marketing By Design (a national marketing agency) since 1981, and Travel By Design (a national travel agency) since 1992. Mr. Benjamin has 25 years in marketing and sales and 12 years in proprietary school marketing and operations. He has held executive positions with Group W, CBS, Admarketing (a national media buying service), Connecticut Public Broadcasting, Computer Processing Institute (a group of four proprietary schools), and Advantage Media and Marketing (a consumer ad agency). He has overseen numerous public relations campaigns and designed and published a regional magazine. He is a graduate of Clark University, the Burklyn Business School and the Career College Association leadership conference.

        MEETINGS. The Board of Directors held 8 meetings in fiscal 1997. The Board of Directors has appointed a Compensation Committee consisting of Mr. Egide, Mr. Woolley and Mr. Stone. The Compensation Committee, which is responsible for reviewing and recommending the approval to the Board of Directors of compensation of the officers of the Company, met one time during fiscal 1997. The Audit Committee, comprised of Mr. Egide, Mr. Woolley and Mr. Stone, is responsible for periodically reviewing the financial condition and the results of audits of the Company with its independent public accountants. The Audit Committee met one time in fiscal 1997.

        Mr. Stone received $1,000 per month as a director's fee during fiscal 1997. Non-employee directors are reimbursed their out-of-pocket expenses for attending Board and Committee meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding Common Stock of the Company beneficially owned as of September 30, 1997 by: (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock, (ii) by each director and director nominee, (iii) by each executive officer named in the Summary Compensation Table, and (iv) by all officers and directors as a group. As of September 30, 1997, there were 8,560,932 shares of Common Stock outstanding and no Preferred Stock outstanding.

                                          Amount of              Percentage
     Names and Addresses of                Common                 of Voting
     Principal Stockholders                Shares*               Securities
------------------------------------   ---------------          ------------
Quantum Industrial Partners LDC            675,000                  7.9%
Kaye Flamboyan 9
Willemstad, Curacao
Netherlands Antilles

        Officers and Directors

Chad L. Evans                            2,342,356(1)              27.3%
488 E. 6400 S., Suite 100
Salt Lake City, Utah 84107

James D. Egide                           1,480,003(2)              17.2%
448 E. 6400 S., Suite 400
Salt Lake City, Utah 84107

C. Scott Stone                              30,000(3)               0.4%

Kenneth M. Woolley                         417,581(4)               4.8%

Stanton D. Jones                           350,000(5)               4.0%

J. Henry Smith                             240,000                  2.8%

Mitchell L. Edwards                              0(6)               0.0%

Terry R. Haas                                    0                  0.0%

All Directors and Executive Officers     4,922,440                 54.7%
(10 persons)


 * Assumes exercise of all exercisable options held by listed security holders which can be acquired within 60 days from June 30, 1997.

(1) Includes shares held by a trust controlled by Mr. Evans. Also includes 25,000 shares that Mr. Evans may acquire on exercise of options.

(2)   Includes 25,000 shares which Mr. Egide may acquire on exercise of options.

(3)   Includes 30,000 shares which Mr. Stone may acquire on exercise of options.

(4) Includes 225,000 shares which Mr. Woolley may acquire on exercise of options.

(5) Includes 112,500 shares which Mr. Jones may acquire on exercise of options. Does not include an additional 62,500 shares which may be acquired on exercise of options which are not currently exercisable.

(6) Does not include 200,000 shares which may be acquired on exercise of options which are not currently exercisable.

The stockholders listed have sole voting and investment power, except as otherwise noted.

                             EXECUTIVE COMPENSATION

        The following table sets forth the aggregate compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officer as of June 30, 1997 and to each of the Company's other executive officers whose annual salary and bonus exceeded $100,000.

                              SUMMARY COMPENSATION

                                                                                  LONG-TERM
                                    ANNUAL COMPENSATION                          COMPENSATION
                             ------------------------------------       -------------------------------
                                                                        OTHER ANNUAL
 NAME AND PRINCIPAL          YEAR ENDED      SALARY         BONUS       COMPENSATION       OPTIONS/SARS
      POSITION                 JUNE 30        ($)           ($)             ($)                (#)
---------------------        ----------    --------       -------       -----------        ------------
Stanton D. Jones                1997       $160,000       $25,000                (1)              --
President, WorldNow             1996       $  9,667       $35,000              --            362,500
Online Network

J. Henry Smith                  1997       $ 48,750       $ 5,000       $ 400,000(2)              --
Chief Technical
Officer for
WorldNow Online
Network

Chad L. Evans                   1997       $120,000            --                (3)              --
Chairman of                     1996       $120,000            --              --             25,000
DataMark Systems                1995       $120,000            --              --                 --

Arthur E. Benjamin              1997       $144,000            --              --                 --
President of                    1996       $144,000            --              --            100,000
DataMark Systems                1995       $ 72,000            --              --                 --

(1) Mr. Jones receives a monthly car allowance. The annual cost to the Company is $6,000.

(2) Mr. Smith received $400,000 as part of his employment contract which he received in connection with the acquisition of Sisna, Inc.

(3) Mr. Evans receives the use of a Company provided car. The cost to the Company in fiscal 1997 was approximately $6,000.

Compensation of the executive officers may be increased from time to time as recommended by the compensation committee and approved by the Board of Directors.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

        No stock options were granted during fiscal 1997 to named executive officers.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES IN FISCAL 1997

        The following table summarizes for each of the named executive officers of the Company the number of stock options, if any, exercised during fiscal 1997, the aggregate dollar value realized upon exercise, the total number of unexercised options held at June 30, 1997 and the aggregate dollar value of in-the-money unexercised options, if any, held at June 30, 1997. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. The value of unexercised, in-the-money options at June 30, 1997 is the difference between its exercise price and the fair market value of the underlying stock on June 30, 1997, which was $3.00 per share based on the closing bid price of the Common Stock on June 30, 1997. The underlying options have not been and, may never be exercised; and actual gains, if any, on exercise will depend on the value of the Common Stock on the actual date of exercise. There can be no assurance that these values will be realized.

                                                                            Value of Unexercised
                       Shares                    Number of Unexercised     In-the-Money Options at
                      Acquired       Value        Options at 6/30/97                6/30/97
                         on         Realized  --------------------------- -------------------------
      Name           Exercise(#)       ($)    Exercisable   Unexercisable Exercisable Unexercisable
-----------------    ----------    ---------- ------------ -------------- ----------- -------------

Stanton D. Jones              0     $      0      112,500       62,500     $      0     $      0

Chad L. Evans                 0     $      0       25,000            0     $      0     $      0

Arthur E. Benjamin       50,000     $250,000            0       50,000     $      0     $125,000

STOCK OPTION PLAN

        The Company has adopted the DataMark Systems Omnibus Stock Option Plan (the "Option Plan") to assist the Company in securing and retaining key employees and directors. The Option Plan provides that options to purchase a maximum of 780,532 shares of Common Stock may be granted to (i) directors and consultants, and (ii) officers (whether or not a director) or key employees of the Company ("Eligible Employees"). The Option Plan will terminate in 2014 unless sooner terminated by the Board of Directors. The Board of Directors has adopted, subject to stockholder approval, the Amended and Restated Stock Incentive Plan.

        The Option Plan is administered by a committee (the "Option Committee") currently consisting of the Board of Directors. The total number of options granted in any year to Eligible Employees, the number and selection of Eligible Employees to receive options, the number of options granted to each and the other terms and provisions of such options are wholly within the discretion of the Option Committee, subject to the limitations set forth in the Option Plan. The option exercise price for options granted under the Incentive Plan may not be less than 100% of the fair market value of the underlying common stock on the date the option is granted. Options granted under the Option Plan expire upon the earlier of an expiration date fixed by the Option Committee or five years from the date of grant.

        Under the Option Plan, the Company may issue both qualified and non-qualified stock options. As of June 30, 1997, options to purchase 779,388 shares of Common Stock were outstanding under the Option Plan.

COMPENSATION OF DIRECTORS

        The Company's non-employee Directors are not currently compensated for attendance at Board of Director meetings. Non-employee directors may be granted, on an ad hoc basis, stock options upon being appointed to the Board. The Company may adopt a formal director compensation plan in the future. All of the Directors are reimbursed for their expenses for each Board and committee meeting attended.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and on representations that no other reports were required, the Company has determined that during the last fiscal year all applicable 16(a) filing requirements were met except as follows: Stanton Jones and Henry Smith were late in filing their Form 5's which were due within 45 days of the fiscal year end.

                              CERTAIN TRANSACTIONS

        During the year ended June 30, 1994, the Company made cash loans to two officers totaling $46,000, which were settled during the year ended June 30, 1995, except for $1,000 which was settled during the year ended June 30, 1997.

        Prior to July 1, 1994, the Company had borrowed money from certain officers. Additional borrowings of $50,000 and $129,500 were made during the years ended June 30, 1996 and 1995, respectively. Principal payments on these notes were $1,666, $199,500, and $2,152 during the years ended June 30, 1997, 1996 and 1995, respectively. The amounts due on these loans at June 30, 1997 and 1996 were $0 and $1,666, respectively.

        During the year ended June 30, 1996, the Company borrowed $500,000 from a bank to fund computer equipment purchases. Certain officers and stockholders guaranteed the loan. In exchange for the guarantee, such persons received a one-year option to purchase 25,000 shares of common stock at $5.00 per share.

        During the year ended June 30, 1997, the Company negotiated services and equipment purchase agreements with CasinoWorld Holdings, Ltd. and Cybergames, Int., companies in which Mr. Egide, the Company's Chairman of the Board and a major stockholder, has an ownership interest. Under the tentative agreements, the Company will provide software development services, configured hardware and other computer equipment. As of June 30, 1997, the Company had acquired $244,292 of computer equipment to be resold in connection with these arrangements.

                          COMPENSATION COMMITTEE REPORT

        The Company's executive compensation policies are administered by the Compensation Committee. The Compensation Committee reviews and determines the compensation of the Company's officers and evaluates management performance, management succession and related matters.

        The compensation policy of the Company is to provide competitive levels of compensation that are influenced by performance, that reward individual achievements, and that enable the Company to attract and retain qualified executives. Compensation consists primarily of annual salary and long-term incentive compensation in the form of stock options. Bonuses are awarded only in circumstances when, in the Compensation Committee's subjective judgment, a particular executive had exceptional performance during the prior year.

        The Compensation Committee believes that the Company's performance in fiscal 1997 and Mr. Evans' contribution to such performance justifies the salary paid and benefits received. The Compensation Committee also believes that the performance of Mr. Jones in fiscal 1997 justifies the bonus he received, and that the compensation paid to Mr. Smith in connection with his entering into an employment agreement with the Company was fair given the contribution Mr. Smith has made and is expected to make to the performance of the Company. No stock options were granted to the named executive officers in fiscal 1997.

               The Compensation Committee:

               James D. Egide
               Kenneth M. Woolley
               Scott Stone

                                PERFORMANCE GRAPH

               The following chart shows how $100 invested as of June 30, 1995, in shares of the Company's Common Stock would have grown during the two-year period ended June 30, 1997, as a result of changes in the Company's stock price, compared with $100 invested in the Standard & Poor's 500 Stock Index and in the Standard & Poor's Technology 500 Index.

        The Company's Common Stock began to be quoted on the OTC Bulletin Board in January 1995, prior to that time there was no public market for the securities of the Company's predecessor and the Company is not aware of any quotations for its securities during that period.

                 COMPARISON OF TWO YEAR CUMULATIVE TOTAL RETURN
                          (AS OF JUNE 30 OF EACH YEAR)

DATAMARK HOLDING, INC., S&P 500 INDEX, AND S&P TECHNOLOGY 500

                                    [GRAPH]

                                                   June 30
                                                 Index Returns
                                Base       ----------------------
Company/Index Name              1995         1996          1997
------------------            -------      --------       -------
DataMarkHolding, Inc.         $100.00      $3600.00       $685.71
S& P 500 Index                 100.00        119.16        181.16
S&P Technology - 500           100.00        126.00        169.72

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

        Pursuant to the Articles of Incorporation of the Company, the Board of Directors is to be comprised of not fewer than three and no more than nine individuals. The number of directors has been set at six by the Board of Directors pursuant to the Company's Bylaws. The term of the directors is to be for a period of one year or until their successors are duly elected and qualified. Accordingly, the directors elected at this meeting will serve until the next annual meeting to be held in 1998, or until their successors are elected and qualified. The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy FOR the election of the nominees for director named below. The nominees are:


    NAME OF NOMINEE             AGE         CURRENT POSITION
    ---------------             ---         ----------------
James D. Egide                   63         Director, Chairman

Stanton D. Jones                 39         Director, President of
                                            WorldNow Online Network

Mitchell L. Edwards              38         Director, Executive Vice
                                            President / Finance and
                                            Legal

J. Henry Smith                   34         Director, Chief Technical
                                            Officer of WorldNow Online
                                            Network

Kenneth M. Woolley               51         Director

Terry R. Haas                    48         Nominee for Director

        Biographical information regarding the nominees is set forth above under the caption "Directors and Executive Officers."

        Pursuant to the Company's Articles of Incorporation, as amended, every holder of Common Stock voting for the election of directors is entitled to one vote for each share of Common Stock. A stockholder may vote each share once for one nominee to each of the director positions being filled, and there is no cumulative voting.

        Proxies solicited hereby (other than Proxies in which the vote is withheld as to one or more nominees) will be voted for the candidates standing for election as directors nominated by the Board. If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for election of such substitute as the Board may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

                                 PROPOSAL NO. 2
                   APPROVAL OF AMENDMENT TO STOCK OPTION PLAN

GENERAL

        On October 20, 1997, the Board unanimously adopted the Amended and Restated DataMark Holding, Inc. 1997 Incentive Plan (the "Incentive Plan"), formerly known as the Omnibus Stock Option Plan, subject to stockholder approval. The Board believes that it is imperative that the Company adopt a more flexible, long-term incentive plan, which is both competitive with, and responsive to, rapidly changing standards of compensation, and that will further the Company's compensation philosophy and objectives. The compensation philosophy and objectives of the Company include providing competitive levels of compensation to attract and retain valuable personnel, compensating executives based on the Company's progress toward achievement of strategic goals, and strengthening the incentive for executive officers to increase stockholder value. In order to enhance the effectiveness of the Company's compensation practices, the Compensation Committee recommended the Incentive Plan to the Board of Directors as a plan that would provide the Company with the ability to devise stock-based, cash-based or performance-based incentive awards which are competitive with cutting-edge compensation programs, and would serve to further the Company's compensation objectives.

        The principal provisions of the Incentive Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Incentive Plan. Capitalized terms used without definition in this summary have the meanings specified under the Incentive Plan.

PURPOSE

        The purpose of the Incentive Plan is to strengthen the Company by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. The Incentive Plan seeks to achieve this purpose by extending to employees, officers, consultants and directors of the Company long-term incentive for high levels of performance through the grant of Incentive Stock Options and Nonqualified Stock Options (collectively the "Options"), and Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards and Restricted Stock. A grant of a Stock Appreciation Right, Restricted Stock, a Performance Award, a Dividend Equivalent Right or any or all of them is referred to herein as an "Award."

ADMINISTRATION

        The Incentive Plan is to be administered by a committee consisting of at least two directors of the Company (the "Committee"), and it may be administered by the entire Board. If the Committee consists of less than the entire Board, each member will be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent necessary for any Award to qualify as performance-based compensation under Section 162(m) of the Code, each member of the Committee must be an "outside director" within the meaning of
Section 162(m) of the Code and regulations promulgated thereunder.

        Each Award under the Incentive Plan will be evidenced by an agreement that sets forth the terms of the grant (the "Agreement"). Under the Incentive Plan, the Committee has the authority to, among other things: (i) determine the Eligible Individuals (as defined below) to whom Employee Options will be granted and the number of such options, prescribe the terms and conditions of each Employee Option, and amend or modify any Option Agreement consistent with the Incentive Plan; (ii) select the Eligible Individuals to whom Awards will be granted, the terms and conditions of each Award, and amend or modify any Award Agreement consistent with the Incentive Plan; (iii) to construe and interpret the Incentive Plan and the Options and Awards granted under the Incentive Plan, and to establish, amend and revoke rules for the administration of the Incentive Plan; (iv) to determine leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of service under the Incentive Plan; (v) to exercise discretion with respect to its powers under the Incentive Plan; and (vi) to generally act as the Committee deems advisable to promote the Company's best interests with respect to the Incentive Plan. The Committee may take action by a majority of a quorum at a meeting of the Committee, or in writing signed by a majority of all members of the Committee.

        Members of the Committee will not be liable for actions, failures to act or determinations made in good faith with respect to the Incentive Plan, except for liability arising from willful misfeasance, gross negligence or reckless disregard of duties. The Company has agreed under the Incentive Plan to indemnify Committee members for expenses and, to the extent permitted by law, liability incurred in connection with claims arising in connection with the Incentive Plan.

ELIGIBILITY

        Any director (other than an Eligible Director), officer or employee of the Company or a Subsidiary, or any consultant or advisor who is receiving cash compensation from the Company or a Subsidiary who is designated by the Committee as an "Eligible Individual" shall be eligible to be granted an Option or Award under the Incentive Plan.

SHARES AVAILABLE FOR ISSUANCE

        Under the Incentive Plan, 2,500,000 shares of the Common Stock (the "Shares") will be available for the grant of Options and Awards to Eligible Individuals (inclusive of all grants made under the Plan prior to its amendment and restatement), subject to the following limitations: (i) not more than one-third of the allotted Shares may be the subject of Restricted Stock Awards;
(ii) no Eligible Individual may be granted Options and Awards in respect of more than 250,000 Shares per calendar year; (iii) no Eligible Individual may receive, during the term of the Incentive Plan, Performance Units denominated in dollars in excess of 100% of the Eligible Individual's base salary; and (iv) the Fair Market Value of the Shares with respect to which Incentive Stock Options granted under the Incentive Plan become exercisable for the first time by an Optionee during any calendar year may not exceed $100,000. Upon a Change in Capitalization, however, the Committee may adjust the maximum number and class of Shares with respect to which Options or Awards may be granted, the number and class of Shares which are subject to outstanding Options or Awards and the purchase price thereof, the number and class of Shares in respect of which Director Options are to be granted, and the Performance Objectives.

STOCK OPTIONS

        The terms and conditions of a grant of Options to an Eligible Individual (an "Employee Option") will be determined by the Committee in accordance with the provisions of the Incentive Plan and set forth in a stock option agreement (the "Option Agreement"). The per Share purchase price of an Employee Option will be determined by the Committee and may not be less than 80% of the fair market value (as defined in the Incentive Plan) of the Common Stock on the date the purchase price is determined by the Committee. In the case of Incentive Stock Options, the purchase price must not be less than 100% of the Fair Market Value of a Share on the date the purchase price is determined (110% in the case of an Incentive Stock Option granted to a ten percent stockholder). Each Employee Option will be exercisable at such times and in such installments as determined by the Committee and the Committee may accelerate the exercisability of any Employee Option at any time. The term of an Employee Option may not exceed ten years (five years in the case of any Incentive Stock Options granted to a ten percent stockholder).

        Incentive Stock Options are not transferable except by will or the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by the Optionee. Other Options may be transferred to the extent provided by the Committee in the Option Agreement.

        The purchase price for Shares may be paid in (i) cash; (ii) by authorizing the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a value equal to the aggregate exercise price of the Shares as to which the Option is being exercised; (iii) delivering a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes; (iv) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee; (v) any combination of the foregoing methods of payment; or (vii) any other method approved by the Committee. The number of Shares that may be purchased upon exercise of an Option shall be rounded to the nearest number of whole Shares.

        If the fair market value of the Shares exceeds the exercise price of an Option, an Optionee may request that the Committee authorize payment to the Optionee of the difference between the fair market value of part or all of the Shares subject to the Option and the exercise price of the Option. The Committee in its sole discretion may grant or deny such a request. To the extent granted, the Committee will direct the Company to make the payment to the Optionee in cash or Shares or any combination thereof. An Option will be deemed to be exercised and canceled to the extent that the Committee grants the request. An Optionee will not be deemed the owner of Shares subject to an Option until the Option has been exercised, the Shares issued to the Optionee, and the Optionee's name entered as a stockholder of record on the Company's books. At that time, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to any terms and conditions that may be set forth in the applicable Agreement.

        Unless otherwise provided in an employment agreement between an Optionee and the Company, or the applicable Option Agreement, a Termination of Employment (as defined in the Incentive Plan) shall have the following effects under the circumstances indicated. If an Optionee has a Termination of Employment for any reason other than for cause or voluntarily by the Optionee prior to serving five years as an employee of the Company (a "Voluntary Termination"), Options which were exercisable as of the date of the Termination of Employment will remain exercisable until the earlier of (i) ninety days after the date of the Termination of Employment or (ii) the expiration of the stated term of the Option. Upon a Termination of Employment by the Company for Cause or a Voluntary Termination, unless determined otherwise by the Committee, any unexercised Options held by such Optionee will terminate and expire concurrently with the Termination of Employment. Upon a Termination of Employment caused by an Optionee's Disability, any unexercised Options held by such Optionee which were exercisable on the date of the Termination of Employment will expire one year after the date of the Termination of Employment or, if earlier, the expiration date of the Option. Upon Termination of Employment caused by death of an Optionee, Options which were exercisable as of the date of death will remain exercisable by the Optionee's beneficiary until the earlier of (i) one year after the Optionee's death or (ii) the expiration of the stated term of the Option. The Committee, in its sole discretion, may also include provisions providing for forfeiture of gains on shares acquired under the Incentive Plan and certain other remedies if the Optionee engages in any activity in competition with the Company, or inimical, contrary or harmful to the interests of the Company.

        In the event of a Change in Control, outstanding Options will become immediately and fully exercisable. In addition, to the extent set forth in a particular Option Agreement, an Optionee may surrender for cancellation within 60 days after such Change in Control any Employee Option not yet exercised and the Optionee will be entitled to receive cash in an amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of
(1) the Fair Market Value on the date preceding the surrender of the Shares subject to the Employee Option surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value on the date preceding the surrender of the Shares subject to the Employee Option surrendered, over (y) the purchase price for such Shares under the Employee Option surrendered. If an Optionee's employment or service as a Director with the Company is terminated by the Company following a Change in Control, Options held by the Optionee that were exercisable on the date of termination shall remain exercisable until the earlier of the first anniversary of the termination or the expiration date of the Option.

DIRECTOR OPTIONS

        The Incentive Plan also provides for the discretionary grant of Options to each of its non-employee directors ("Director Options") upon as follows: (i) each non-employee director who becomes a director after October 20, 1997 may be granted upon election or appointment a Director Option for such number of Shares as may be determined from time to time by the Board; and (ii) annually on the first business day after the annual meeting of the stockholders of the Company, all non-employee directors who are members of the

Board at that time may be granted a Director Option for such number of Shares as shall be determined by the Board from time to time; provided, however, that a director shall not be entitled to receive an annual grant during the year in which such director is first appointed or elected. Director Options will be granted at a purchase price not less than the Fair Market Value of the Shares subject to such Director Options on the date of grant. Director Options shall become exercisable at such times as may be designated by the Board and shall terminate upon termination of service as a director to the extent determined by the Board of Directors.

STOCK APPRECIATION RIGHTS ("SARs")

        The Incentive Plan permits the granting of SARs either in connection with the grant of an Employee Option (a "Tandem SAR") or as a freestanding right (a "Freestanding SAR"). A SAR permits a Grantee to receive upon exercise of the SAR, cash and/or Shares, at the discretion of the Committee, in an amount equal to (i) the excess, if any, of the fair market value of a Share on the date preceding the SAR's exercise over the fair market value of a Share on the date the SAR was granted (or the purchase price in the case of a SAR granted in connection with an Option), multiplied by (ii) the number of Shares as to which the SAR is being exercised. When a SAR is granted, however, the Committee may establish a limit on the maximum amount a Grantee may receive on exercise.

        A Tandem SAR will be exercisable only at such times and to the extent the related Employee Option is exercisable and may be transferred only to the extent the related Employee Option may be transferred. Upon exercise of a Tandem SAR, the Employee Option will be cancelled to the extent of the number of Shares as to which the SAR is exercised. Upon the exercise of an Employee Option granted in connection with a Tandem SAR, the SAR will be cancelled to the extent of the number of Shares as to which the Employee Option is exercised. Freestanding SARs will have such conditions as to exercisability, vesting and limitation as the Committee determines, but shall in no event have a term longer than 10 years. Payment of the SAR to the Grantee may be made in Shares, cash or a combination thereof.

        In the event of a change in control of the Company, all SARs become immediately and fully exercisable. In addition, to the extent set forth in a particular SAR Agreement, an Grantee may receive cash or Shares with a value equal to the excess, if any, of (A) the greater of (1) the Fair Market Value, on the date preceding the exercise, of the Shares subject to the SAR exercise and
(2) the Adjusted Fair Market Value of the Shares on such date of such Shares over (B) the Fair Market Value, on the date the SAR was granted, of the Shares subject to the SAR exercised. If a Grantee's employment with the Company is terminated by the Company following a Change in Control, SARs held by the Grantee that were exercisable on the date of termination shall remain exercisable until the earlier of the first anniversary of the termination or the expiration date of the SAR.

DIVIDEND EQUIVALENT RIGHTS ("DERs")

        DERs entitle the holder to receive all or some portion of the cash dividends that are or would be payable with respect to Shares. DERs may be granted in tandem with an Option or Award, and may be payable currently or deferred until the lapsing of the restrictions on the DERs or until the vesting, exercise, payment, settlement or other lapse of restrictions on the related Option or Award. DERs may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

RESTRICTED STOCK

        The Committee will determine the terms of each restricted stock Award at the time of grant, including the price, if any, to be paid by the Grantee for the restricted stock, the restrictions placed on the Shares, and the time or times when the restrictions will lapse. In addition, at the time of grant, the Committee, in their discretion, may decide: (i) whether any dividends declared or paid on Shares by the Company will be paid to Grantee or will be held for the account of the Grantee until the restrictions imposed on the Restricted Stock lapse, (ii) whether any deferred dividends will be reinvested in additional Shares or held in cash, (iii) whether interest will be accrued on any deferred dividends held in cash and (iv) whether any stock dividends paid will be subject to the restrictions applicable to the Restricted Stock Award. Payment of deferred dividends in respect of Restricted Stock will be made upon the lapsing of the applicable restrictions. Dividends deferred in respect of Restricted Stock shall be forfeited upon forfeiture of such Restricted Stock.

        Shares of Restricted Stock shall be issued in the name of the Grantee after the Award is granted, provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. Unless the Committee provides otherwise in the Agreement, the Grantee shall have all of the rights of a stockholder with respect to restricted Shares, including the right to vote and to receive dividends. Shares of Restricted Stock may not be transferred in any manner, nor delivered to the Grantee, until all restrictions upon the Shares have lapsed. Unless otherwise provided at the time of grant, the restrictions on the Restricted Stock will lapse upon a Change in Control. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate representing such Shares to be delivered to the Grantee, free of all restrictions under the Incentive Plan. The Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them.

PERFORMANCE UNITS AND PERFORMANCE SHARES

        Performance Units and performance shares will be awarded as the Committee may determine, and the vesting of performance units and performance shares will be based upon the Company's attainment of specified performance objectives to be expressed by the Committee in terms of: earnings per Share, Share price, pre-tax profits, net earnings, return on equity or assets, revenues, EBITDA, market share or market penetration, or any combination of the foregoing (the "Performance Objectives"). The agreements evidencing the Award of Performance Shares or Performance Units will set forth the terms and conditions thereof including those applicable in the event of the Grantee's Termination of Employment.

        Performance Units may be denominated in dollars or in Shares, and payments in respect of Performance Units will be made in cash, Shares, Shares of Restricted Stock or any combination of the foregoing, as determined by the Committee. Payments in respect of vested Performance Units will be made after the last day of the Performance Cycle to which the Award relates, unless the Award Agreement provides for deferred payment. Performance Units vest when and to the extent the Performance Objectives are satisfied for the Performance Cycle.

        The Committee shall provide, at the time an Award of Performance Shares is made, the time at which the actual Shares represented by such Award shall be issued to Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent designated by the Committee. The Committee may determine whether the Grantee shall have, upon delivery of the Shares to the escrow agent, all of the rights of a stockholder with respect to such Shares, including the right to vote and to receive dividends. Until any restrictions upon the Performance Shares shall have lapsed, such Performance Shares may not be transferred in any manner, nor may they be delivered to the Grantee. Restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

        At the time the Award of Performance Shares is granted, the Committee may determine that the payment to the Grantee of dividends declared or paid on actual Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. The Committee may determine whether deferred dividends are to be reinvested in Shares or held in cash and, if held in cash, whether to pay interest on the account and the rate of such interest. Payment of such deferred dividends shall be made upon the lapsing of restrictions on the Performance Shares, and any dividends deferred in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

        Upon the lapse of the restrictions on Performance Shares, the Committee shall cause a stock certificate to be delivered to the Grantee, free of all restrictions under the Incentive Plan. The Committee may modify or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them, but no such modification may adversely alter the Award without the Grantee's consent.

        In the event of a Change in Control, unless otherwise determined by the Committee, all Performance Units will vest and all restrictions on performance shares will lapse.

AMENDMENTS AND TERMINATION

        The Board of Directors may at any time and from time to time amend or terminate the Incentive Plan; provided, however, that, to the extent necessary under applicable law, no such change will be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely alter or impair any Awards or Options previously granted under the Incentive Plan, except with the consent of the Grantee or Optionee, nor deprive any Optionee or Grantee of Shares he or she may have acquired through the Incentive Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is generally a summary of the principal United States federal income tax consequences under current federal income tax laws relating to grants or awards to employees under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

        Stock Options. An Optionee will not recognize any taxable income upon the grant of a Nonqualified Stock Option and the Company will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a Nonqualified Stock Option, the excess of the Fair Market Value of Shares subject to the Option on the date of exercise over the per Share purchase price will be taxable as ordinary income to the Optionee. If the Company complies with applicable withholding requirements, the Company will be entitled to a tax deduction in the same amount and at the same time as the Optionee recognizes ordinary income, subject to any deduction limitation under Section 162(m) of the Code (which is discussed below). The subsequent disposition of shares acquired upon the exercise of a Nonqualified Stock Option will ordinarily result in capital gain or loss.

        Subject to the discussion below, an Optionee will not recognize taxable income at the time of grant or exercise of an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. However, the exercise of an Incentive Stock Option may result in an alternative minimum tax liability for the Optionee.

        Generally, if an Optionee has held Shares acquired upon the exercise of an Incentive Stock Option for at least one year after the date of exercise and for at least two years after the date of grant of the Incentive Stock Option, upon disposition of the Shares by the Optionee, the difference, if any, between the sales price of the Shares and the per Share purchase price will be treated as long-term capital gain or loss to the Optionee. Generally, upon a sale or other disposition of Shares acquired upon the exercise of an Incentive Stock Option within one year after the date of exercise or within two years after the date of grant of the Incentive Stock Option (a "disqualifying disposition"), any excess of the Fair Market Value of the Shares at the time of exercise of the Option over the exercise price of such Option will constitute ordinary income to the Optionee. Any excess of the amount realized by the holder on the disqualifying disposition over the Fair Market Value of the Shares on the date of exercise will generally be capital gain. Subject to any deduction limitation under Section 162(m) of the Code, the Company will be entitled to a deduction equal to amount of such ordinary income recognized by the holder.

        If an Option is exercised through the use of Shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned Shares and thus no gain or loss will be recognized with respect to such Shares upon such exercise. However, if the Option is an Incentive Stock Option and the previously owned Shares were acquired on the exercise of an Incentive Stock Option and the holding period requirement for those Shares is not satisfied at the time they are used to exercise the Option, such use will constitute a disqualifying disposition of the previously owned Shares resulting in the recognition of ordinary income in the amount described above.

        Special rules may apply in the case of an Optionee who is subject to
Section 16 of the 1934 Act.

        Stock Appreciation Rights. The amount of any cash (or the Fair Market Value of any Shares) received upon the exercise of a SAR right under the Incentive Plan will be includible in the Grantee's ordinary income and, subject to satisfying applicable withholding requirements and any Company deduction limitation under Section 162(m) of the Code, the Company will be entitled to a deduction.

        Restricted Stock. A Grantee generally will not recognize taxable income upon the grant of Restricted Stock, and the recognition of any income will be postponed until such Shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the Grantee will recognize ordinary income equal to the Fair Market Value of the Shares of Restricted Stock at the time that such restrictions lapse and, subject to satisfying applicable withholding requirements and deduction limitation under Section 162(m) of the Code, the Company will be entitled to a deduction. A Grantee may elect to be taxed at the time of the grant of Restricted Stock and, if this election is made, the Grantee will recognize ordinary income equal to the excess of the Fair Market Value of the Shares of Restricted Stock at the time of grant determined without regard to any of the restrictions thereon over the amount paid, if any, by the Grantee for such Shares.

        Performance Shares and Performance Units. Generally, a Grantee will not recognize any taxable income and the Company will not be entitled to a deduction upon the award of Performance Shares or Performance Units. At the time the Grantee receives the distribution in respect of the Performance Shares or the Performance Units, the Fair Market Value of Shares or the amount of any cash received in payment for such Awards generally is taxable to the Grantee as ordinary income and, subject to the Company deduction limitation under Section 162(m) of the Code, the Company will be entitled to a deduction.

        Dividend Equivalents. A Grantee realizes ordinary income upon the receipt of Dividend Equivalents in an amount equal to any cash received.

        Section 162(m). Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. The Company has structured and intends to implement the Incentive Plan (except with respect to Options with an exercise price less than the Fair Market Value of the underlying Shares on the date of grant) so that compensation resulting therefrom would be qualified "performance-based compensation." To allow the Company to qualify such compensation, the Company is seeking stockholder approval of the Incentive Plan and the material terms of the Performance Objectives applicable to Performance Units under the Incentive Plan.

        The Incentive Plan is designed to conform with Section 162(m) of the Code. With respect to Options awarded under the Incentive Plan with an exercise price less than the Fair Market Value of the underlying Shares on the date of grant, there can be no assurance that the compensation attributable to such Options will not be subject to the deduction limitations of Section 162(m) of the Code.

        Section 280G of the Code. Under certain circumstances, the accelerated vesting or exercise of Options or SARs, or the accelerated lapse of restrictions with respect to other Awards, in connection with a Change of Control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the Grantee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

INTERPRETATION

        Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act, the Incentive Plan shall be interpreted as follows. The Incentive Plan is intended to comply with Rule 16b - 3 promulgated under the Exchange Act and the Committee will interpret and administer the Incentive Plan and Agreements in a manner consistent therewith. Any provisions inconsistent with such Rule will be inoperative and will not affect the validity of the Incentive Plan. Unless otherwise stated in the relevant Agreement, each Option, SAR and Performance Award is intended to be "performance - based compensation" within the meaning of Section 162(m)(4)(C) of the Code. The Committee may not exercise discretion otherwise authorized under the Incentive Plan if the ability to exercise such discretion or the exercise of such discretion itself would cause the Options or Awards to fail to qualify as performance - based compensation.

EFFECT ON EXISTING OPTIONS

        All options outstanding under the Plan prior to its amendment and restatement will become options outstanding under the Incentive Plan. The amendment and restatement of the Plan shall not, unless required by law, impair the rights of an Optionee with respect to any Option granted prior to the effective date of the amendment and restatement of the Incentive Plan without the consent of such Optionee, and, to the extent of any such impairment, the terms of the Plan, prior to its amendment and restatement, shall continue to apply to such Option. The terms of the Incentive Plan shall not apply to any Option granted prior to the Effective Date to the extent such amendment and restatement would cause an Incentive Stock Option Agreement not to qualify under section 422 of the Code or would result in the Company having to recognize an expense for financial reporting purposes as a result of such change or amendment, unless otherwise agreed to by the company and the Optionee. Such Options shall continue to be governed by the terms of the Plan prior to its amendment and restatement.

NEW PLAN BENEFITS

        As described above, the selection of the Eligible Individuals who will receive Awards under the Incentive Plan, upon approval of the Incentive Plan by stockholders, and the size and type of awards is generally to be determined by the Committee in its discretion. The following grants of options have been made by the Board of Directors of the Company, subject to stockholder approval of the Incentive Plan:

             Name                             Number of Options
             ----                             -----------------
      Mitchell L. Edwards                           65,000
      Michael D. Bard                               50,000

        Other than the grants of options set forth above, no Awards have been made or granted under the Incentive Plan, nor are any such Awards now determinable. Thus, it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of employees in 1997. The table below sets forth certain information about the outstanding Options granted under the Plan prior to its amendment and restatement.

                                                  Number of Options
         Name                      Exercisable       Unexercisable       Total
         ----                      -----------       -------------       -----
Named Executive Officers:
    Stanton Jones                    112,500             62,500         175,000
    Arthur Benjamin                        0             50,000          50,000
Nominees for Director:
    James D. Egide                         0                  0               0
    Stanton D. Jones                 112,500             62,500         175,000
    Mitchell L. Edwards                    0            135,000         135,000
    J. Henry Smith                         0                  0               0
    Kenneth M. Woolley                     0                  0               0
    Terry R. Haas                          0                  0               0
Executive Officers as a group        180,000            550,000         730,000
Non-Officer Directors as a group           0                  0               0
Non-Officer Employees as a group      89,376                  0          89,376

VOTE REQUIRED

        Approval and adoption of the Incentive Plan requires approval by a majority of the votes cast on the proposal at the Annual Meeting, provided that the total votes cast on the proposal represent over 50% of all shares of Common Stock entitled to vote on the Proposal.

        FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE INCENTIVE PLAN.

                                 PROPOSAL NO. 3
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors has selected Arthur Andersen LLP as the independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1998. A member of such firm is expected to be present at the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

        If the stockholders of the Company do not ratify the selection of Arthur Andersen LLP, or if such firm should decline to act or otherwise become incapable of acting, or if its employment is discontinued, the Board of Directors or the Audit Committee will appoint other independent public accountants.

        Ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants will require the affirmative vote of a majority of the Common Stock present and properly voting at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                              STOCKHOLDER PROPOSALS

        Stockholder proposals to be presented at the 1998 Annual Meeting of Stockholders must be received at the Company's executive offices at 448 E. 6400 S., Suite 400, Salt Lake City, UT, 84107, addressed to the attention of the Secretary, by June 5, 1998 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to such meeting.

                                  ANNUAL REPORT

        The Annual Report of the Company for the year ended June 30, 1997 is being mailed to the stockholders of the Company along with this Proxy Statement. The Annual Report contains the Company's Annual Report for the year ended June 30, 1997, including the financial statements and management's discussion and analysis of such financial statements and the report thereon of Arthur Andersen LLP.

                                 OTHER BUSINESS

        The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than as stated in the accompanying Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby on such matters in accordance with their best judgment and in their discretion, and authority to do so is included in the Proxy.

                             DATAMARK HOLDING, INC.

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 21, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Mitchell L. Edwards and Michael D. Bard, or either of them, each with full power of substitution, as proxies, attorneys and agents of the undersigned, to attend the Annual Meeting of Stockholders of DataMark Holding, Inc., at the offices of the Company, 448 E. 6400 S., Suite 400, Salt Lake City, UT 84107, on Friday, November 21, 1997 at 10:00 am Mountain Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

 1.  ELECTION OF DIRECTORS:                 [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to vote
                                                                                      for all nominees listed below

 Jarna D. Egide  Kenneth W. Woolley  Stanton D. Jones  J. Henry Smith  Mitchell
                           L. Edwards  Terry R. Haas

      INSTRUCTIONS: To withhold authority to vote for any individual nominee, place an "X" through that individual's name above.

 2. Adoption of the Company's Amended and Restated Stock Incentive Plan:

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

 3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending June 30, 1999:

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

 4. In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ABOVE PROPOSALS.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE SIX NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

                                                       Date:  , 1997

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                          Signature, if held
                                                                jointly

                                                       Please sign exactly as
                                                       name appears. When shares
                                                       are held by joint
                                                       tenants, both should
                                                       sign. When signing as
                                                       attorney, as executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       full title as such. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       President or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person.

STOCKHOLDERS ARE URGED TO MARK DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE
                                    PROVIDED
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.